Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ikena Oncology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c)	5,954,091(1)	$4.11 (2)	$24,471,314.01	0.0001102	$2,696.74
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$24,471,314.01		$2,696.74
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$2,696.74

(1)

The Registrant is hereby registering for resale from time to time by the selling stockholders named herein an aggregate of 5,954,091 shares of its common stock, par value $0.001 per share (the “Common Stock”), composed of (i) 1,800,652 shares of Common Stock and (ii) 4,153,439 shares of Common Stock issuable upon conversion of the Registrant’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable upon stock splits, stock dividends, or similar transactions.

(2)

This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s common stock on August 17, 2023, as reported on The Nasdaq Global Market.